                                                                    Exhibit 23.1

                             CONSENT OF INDEPENDENT
                     REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports related to Global Signal Inc. dated February 13, 2004 except for Note 19 for which the date is April 27, 2004, to the use of our report related to Tower Ventures dated March 31, 2004, to the use of our report related to Didier Communications Acquisition dated November 19, 2004, to the use of our report related to Towers of Texas Acquisition dated November 19, 2004, and to the use of our report related to Selectel Midwest Acquisition dated December 16,
2004 in the Registration Statement (Form S-11 No. 333-000000) and related
Prospectus of Global Signal Inc. for the registration of 3,190,000 shares of its common stock.

                                                  /s/ Ernst & Young LLP

Tampa, Florida
December 22, 2004